Exhibit 99.1

FOR IMMEDIATE RELEASE

PATIENT SAFETY TECHNOLOGIES CLOSES $5 MILLION TERM LOAN FINANCING

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IRVINE, CA, November 22, 2013 – Patient Safety Technologies, Inc. (OTCBB:PSTX, OTCQB:PSTX) today announced the closing of a $5 million senior secured term loan.  At close, $4 million of the term loan was funded.  The Company has the ability to draw an incremental $1 million under the term loan, subject to certain conditions.  The five-year term loan matures in 2018 and bears interest at 13% per annum.

“Combined with our existing liquidity, the proceeds of this debt financing help better position the Company to fund the continued growth of our business and gives us added resources to manage our supply chain.  The accommodating terms and longer term maturity of the loan provides us added financial flexibility at a lower cost of capital than our historical capital raises,” stated Brian E. Stewart, President and Chief Executive Officer of Patient Safety Technologies, Inc.

Additional details regarding the Company's new loan agreement are set forth in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 22, 2013.

About Patient Safety Technologies, Inc. and SurgiCount Medical
Patient Safety Technologies, Inc., through its wholly-owned operating subsidiary SurgiCount Medical, Inc., provides the Safety-Sponge® System, a solution clinically proven to improve patient safety and reduce healthcare costs by helping eliminate retained surgical sponges.  The market leading retained sponge prevention solution, the Safety-Sponge® System is used in more than 330 government, teaching and community hospitals across the U.S., including 6 of the 2013-14 U.S. News and World Report Best Hospital Honor Roll recipients, representing more total users and more Honor Roll users than all retained sponge prevention solutions combined.  For more information, contact SurgiCount Medical, Inc. at (949) 387-2277 or visit www.surgicountmedical.com.

Surgical Adverse Events and Retained Surgical Sponges
Surgical never events are costly to the health care system and are associated with serious harm to patients1.  Retained foreign bodies are estimated to represent up to 49.8% of all reported surgical never events1 with surgical sponges representing the vast majority of items unintentionally retained2.  Estimated to occur as often as 1 in every 1,000 to 1,500 abdominal operations to 1 in every 8,000 in patient operations2, with an estimated 32 million surgical procedures annually in the U.S. this implies approximately 4,000 retained sponge incidents each year, 11 every day.  The negative impact to patient outcomes from retained foreign objects varies and can be significant, with permanent injuries in an estimated 16% of incidents and patient mortality in 5%1.  Cost ramifications can be considerable and include legal expenses and awards, non-reimbursable healthcare services, loss of time, loss of reputation for involved individuals and facilities and the negative impact on pay for performance metrics.

1 Mehtsun, et al. Surgical never events in the United States, J Surg 2012;10.005
2 Cima RR, Kollengode A, Garnatz J, et al. Incidence and characteristics of potential and actual retained foreign object events in surgical patients. J Am Coll Surg 2008;207:80-87

Forward Looking Statements

Statements in this press release regarding our business that are not historical facts are "forward-looking statements" (within the meaning of Section 21E of the Securities Exchange Act of 1934) that involve risks and uncertainties. Forward-looking statements reflect our management's current views with respect to future events and financial performance; however, you should not put undue reliance on these statements.  When used, the words "anticipates," "believes," "expects," "intends," "future," and other similar expressions, without limitation, identify forward-looking statements.  Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include but are not limited to: our ability to implement in all hospitals within the larger hospitals organizations with which we have agreements, our ability to implement in those hospitals with which we have scheduled implementations, the early stage of adoption of our Safety-Sponge® System and the need to expand adoption of our Safety-Sponge® System; the impact on our future revenue and cash flows from the ordering patterns of our exclusive distributor Cardinal Health; our need for additional financing to support our business; our reliance on third-party manufacturers, some of whom are sole-source suppliers, and on our exclusive distributor; and any inability to successfully protect our intellectual property portfolio.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.

Forward-looking statements can be affected by many other factors, including, those described in the "Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and “Factors Affecting Future Results” sections of our Annual Report on Form 10-K for 2012, our Quarterly Reports on Form 10-Q and in our other public filings. These documents are available online through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and we have not assumed any duty to update any forward-looking statements.